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Exhibit 5.2

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
212-837-6000

March 14, 2013

Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819

Hawaiian Airlines, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Hawaiian Holdings, Inc., a Delaware corporation ("Holdings"), and Hawaiian Airlines, Inc., a Delaware corporation ("Hawaiian" and, together with Holdings, the "Companies"), in connection with the filing by the Companies with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), relating to, among other things, the registration under the Act of the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of (a) pass through certificates (the "Pass Through Certificates") issued by one or more trusts (each, a "Trust") to be formed by Hawaiian and (b) full and unconditional guarantees by Holdings (the "PTC Guarantees", and together with the other securities specified in clause (a) above, the "Securities") of certain obligations of Hawaiian relating to property owned by a Trust that issues Pass Through Certificates.

        The Pass Through Certificates will be issued in one or more series under a Pass Through Trust Agreement (the "Basic Pass Through Trust Agreement") between Hawaiian and the trustee thereunder (the "Trustee") in the form filed as Exhibit 4.13 to the Registration Statement, in each case as supplemented by a separate trust supplement (each, a "Trust Supplement") relating to each such series.

        We have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of each Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the purposes of this opinion. In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents. As to all statements of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Companies and documents furnished to us by the Companies without independent verification of their accuracy.

        The opinions set forth below that the Securities constitute valid and binding obligations are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement, pricing supplement or term sheet will have been prepared and filed with the Commission in compliance with the Act and the applicable rules and regulations thereunder describing the Securities offered thereby and will comply with all applicable laws (including the applicable provisions of such "blue sky" or state securities laws as may be applicable); (iii) at all relevant times Holdings and Hawaiian, as applicable, are validly existing corporations under the laws of the State of Delaware, and have the corporate power and authority to issue, execute and deliver the Securities, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by Holdings or Hawaiian, as applicable, with the terms of such Security will violate any applicable law, the certificate of incorporation or bylaws of Holdings or Hawaiian, as applicable, any provision of any instrument or agreement then binding upon Holdings or Hawaiian, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Holdings or Hawaiian, as applicable and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by Holdings or Hawaiian, as applicable, and the other parties thereto, we are of the opinion that, with respect to each series of Pass Through Certificates and any related PTC Guarantees, when (A) the Trustee is qualified to act as the trustee under the Basic Pass Through Trust Agreement, (B) the Trustee has duly executed and delivered the Basic Pass Through Trust Agreement and Trust Supplement thereunder, (C) the Basic Pass Through Trust Agreement, Trust Supplement thereunder and any applicable PTC Guarantee has been duly authorized and validly executed and delivered to the Trustee by Holdings or Hawaiian, as applicable, (D) the Basic Pass Through Trust Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Holdings or Hawaiian, as applicable, has taken all necessary corporate action to approve the issuance and terms of such Pass Through Certificates and PTC Guarantees, if any, the terms of the offering thereof and related matters and (F) such Pass Through Certificates and PTC Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Basic Pass Through Trust Agreement, the applicable Trust Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Holdings and Hawaiian, as applicable, against payment of the consideration therefor provided for therein, such Pass Through Certificates and PTC Guarantees will be legally issued and will constitute valid and binding obligations of the Trustee, in the case of the Pass Through Certificates, or Holdings, in the case of any applicable PTC Guarantee.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law. We have assumed that each agreement constituting the Securities will be governed by the laws of the State of New York.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption "Legal Matters" in the forms of prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hughes Hubbard & Reed LLP

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  Exhibit 5.2
Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 212-837-6000